SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. 1)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         ADVANCED POLYMER SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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
                        ADVANCED POLYMER SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 10, 1998

                                   ----------

To the Stockholders of Advanced Polymer Systems, Inc.:

   The Annual Meeting of Stockholders of Advanced Polymer Systems, Inc. (the "Company") will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California, on June 10, 1998, at 10:00 a.m. local time, for the following purposes:

   1. To elect eight directors to hold office until the next annual meeting of stockholders and until their successors are elected.

   2. To amend the Company's 1992 Stock Plan (i) to increase by 750,000 the number of shares of common stock reserved for issuance under the plan; and (ii) to provide for grants of restricted stock awards under the plan.

   3. To transact such other business as properly may come before the meeting, or any adjournments or postponements of the meeting.

   Only stockholders of record at the close of business on April 23, 1998, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS,
                                             Julian N. Stern, Secretary

Redwood City, California
May 14, 1998

                               -- IMPORTANT --
    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN
      AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED
              POSTPAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

                        ADVANCED POLYMER SYSTEMS, INC.
                              123 SAGINAW DRIVE
                        REDWOOD CITY, CALIFORNIA 94063
                                (650) 366-2626

                               PROXY STATEMENT

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Advanced Polymer Systems, Inc. ("APS" or the "Company"), a Delaware corporation. The proxy is solicited for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. local time on June 10, 1998, at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California. The approximate date on which this proxy statement and the accompanying notice and proxy are being mailed to stockholders is May 14, 1998.

VOTING

   Only stockholders of record at the close of business on April 23, 1998, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 19,803,911 shares of its Common Stock, $.01 par value (the "Common Stock"). Holders of a majority of the outstanding shares of Common Stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share of Common Stock held. In the election of directors, the eight (8) candidates receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting will be elected directors. An affirmative vote of a majority of the shares present and voting at the meeting is generally required for approval of any other items submitted to the stockholders for their consideration. Abstentions and broker non-votes are each included in the determination of whether a quorum is present at the meeting. Each is tabulated separately; abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the same effect as negative votes, while broker non-votes are not counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

   Any stockholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

SOLICITATION OF PROXIES

   Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, telegraph or telefax. No additional compensation will be paid for any such services. Costs of solicitation will be borne by the Company. APS will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

                       PROPOSAL ONE--ELECTION OF DIRECTORS

   Eight directors are to be elected to the Board at the Annual Meeting, each to serve for a one year term until the Annual Meeting to be held in 1999, and until his or her successor has been elected and qualified. All the nominees presently are directors of APS. It is intended that proxies received will be voted "FOR" the election of the nominees, unless marked to the contrary. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. If any nominee should become unavailable prior to the election, the accompanying proxy will be voted for the election of any nominee who is designated by the present Board of Directors to fill the vacancy.

INFORMATION CONCERNING THE BOARD OF DIRECTORS:

   The nominees for Directors of APS and their ages and position with the Company are as follows:

                                                               DIRECTOR
           NAME            AGE     POSITION WITH COMPANY        SINCE
------------------------ ----- ---------------------------    ----------
John J. Meakem, Jr.        61      Chairman, President and CEO   1991
Carl Ehmann, M.D.(3)       55      Director                      1994
Jorge Heller, Ph.D.(3)     70      Director                      1991
Peter Riepenhausen(2)      61      Director                      1991
Toby Rosenblatt(1)(2)      59      Director                      1983
Gregory H. Turnbull(1)     59      Director                      1986
C. Anthony Wainwright(2)   64      Director                      1996
Dennis Winger(1)           50      Director                      1993

----------
(1) Member of the Finance and Audit Committee of the Board.
(2) Member of the Compensation and Stock Option Committee of the Board.
(3) Member of the Science Oversight Committee of the Board.

   John J. Meakem, Jr.--chief executive officer and president of APS since June, 1991, director since July, 1991; chairman of APS board of directors since March, 1993; chairman of Premier, Inc., a privately held company, from 1986 until its acquisition by APS in 1993. From 1970 to 1986, Mr. Meakem was corporate executive vice president and president of Combe, North America and Combe, Inc. Prior to that Mr. Meakem was vice president of Richardson-Vicks, Inc.

   Carl Ehmann, M.D., F.A.C.P.--director of APS since June, 1994. Dr. Ehmann currently serves as a director of Reckitt & Colman plc. Formerly, he was executive vice president-research and development of R.J. Reynolds Tobacco Company where he also served as a member of the executive and operating committee from 1992 until 1996. From 1987 until 1992, he was executive vice president of Research and Development at Johnson & Johnson Consumer Products, Inc.

   Jorge Heller, Ph.D.--director of APS since April, 1991. Dr. Heller was director of the controlled release and biomedical polymers program at SRI International until January, 1994, where he was a staff member since 1974. He is also adjunct professor of pharmacy at the University of California, San Francisco, and at the University of Utah. He is editor of the Journal of Controlled Release and past president of the Controlled Release Society.

   Peter Riepenhausen--director of APS since April, 1991. Mr. Riepenhausen is currently a business consultant. He was president and chief executive officer of ReSound Corporation from 1994 to 1998. He serves as a director of Caradon (Europe) plc. and Weru A.G. He served as vice chairman of the board of directors of The Cooper Companies, Inc. from January, 1987 until September, 1989, and from January, 1984 until December, 1986 he was executive vice president of The Cooper Companies, Inc. Mr. Riepenhausen has also held executive positions with Blendax-Werke R. Schneider GmbH & Co. of West Germany and Pepsico, Inc.

   Toby Rosenblatt--director of APS since September, 1983. Mr. Rosenblatt is president of The Glen Ellen Company and vice president of Founders Investments, Ltd. Both companies are involved in private investment activities. Mr. Rosenblatt also serves as a director of State Street Research Mutual Funds and is a trustee of numerous civic and educational institutions.

   Gregory H. Turnbull--director of APS since February, 1986. Mr. Turnbull is currently a self- employed consultant and a director of Planar Systems. He was managing director of Kemper Securities from mid-1992 to April, 1993. Prior to that, he was a partner of Cable & Howse Ventures, a venture capital organization which he first joined in 1983, and of which he is currently a special limited partner.

   Charles  Anthony  Wainwright--director  of  APS  since  November,  1996.  Mr.
Wainwright is currently vice chairman of McKinney & Silver, a national advertising agency and a director of the following companies: Gibson Greetings, American Woodmark Corp., Del Webb Corp., Caribiner Corp., and Marketing Services Group, Inc. He was the chairman of Harris Drury Cohen from 1995 until early 1997 and from 1990 to 1995, he was the chairman of Compton Partners, Saatchi &
Saatchi. He was also the president and chief operating officer of the Bloom Companies from 1980 until 1989.

   Dennis Winger--director of APS since February, 1993. Mr. Winger is senior vice president, chief financial officer and treasurer of Perkin-Elmer. From 1989 to 1997, Dennis was senior vice president, finance and administration and chief financial officer of Chiron Corporation. He was also a member of Chiron's Strategy Committee. Prior to joining Chiron, Mr. Winger held a series of financial positions at The Cooper Companies, Inc., including chief financial officer.

MEETINGS AND COMMITTEES OF THE BOARD

   The Board of Directors met 4 times during 1997. Each of the directors participated in at least 75% of the total number of meetings of the Board and of the committees of the Board on which each served.

   The Board has a Finance and Audit Committee, a Compensation and Stock Option Committee and a Science Oversight Committee. The Finance and Audit committee, which met 2 times during the last fiscal year, consisted of Messrs. Rosenblatt, Turnbull and Winger. The Finance and Audit Committee recommends engagement of the Company's independent auditors and reviews the scope and results of the annual independent audit of the Company's books and records. The Committee is also responsible for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls, and reviewing its plans for providing appropriate financial resources to sustain the Company's operations. The Compensation and Stock Option Committee, which met 5 times during the year, consisted of Messrs. Rosenblatt and Riepenhausen. The function of the Compensation and Stock Option Committee is to propose and review the compensation policies of the Company and to administer the Company's stock option and stock purchase plans. Mr. Wainwright was elected a member of the Compensation and Stock Option Committee on December 17, 1997. The Science Oversight Committee, which met 3 times during the year, consisted of Dr. Ehmann and Dr. Heller. The function of the Science Oversight Committee is to review the Company's research and development activities.


COMPENSATION OF DIRECTORS

   Under the Company's 1992 Stock Option Plan, each nonemployee director of the Company is automatically granted an option to acquire 10,000 shares of Common Stock annually and receives a one-time automatic grant to acquire 25,000 shares when first elected as a director. The Company paid no other Directors' fees for the fiscal year ended December 31, 1997. Certain directors of the Company have received consulting fees. See "Certain Transactions."

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

   The following table sets forth beneficial Common Stock ownership as of April 23, 1998, (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director, including nominees, and each executive officer named in the Summary Compensation Table included in the Proxy Statement and (iii) by all executive officers and directors as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable and except as otherwise set forth in the footnotes to the table.

                                                 NUMBER OF   PERCENT OF
                      NAME                       SHARES(1)    CLASS(1)
---------------------------------------------- ----------- ------------
Robert Albus(2) ...............................  360,552       1.8
Carl Ehmann, M.D., F.A.C.P.(3) ................   57,000        *
Jorge Heller, Ph.D.(4) ........................   90,000        *
John J. Meakem, Jr.(5) ........................  760,813       3.7
Sergio Nacht(6) ...............................  153,132        *
Michael O'Connell(7) ..........................  285,467       1.4
Peter Riepenhausen(8) .........................   83,000        *
Les Riley(9) ..................................   84,389        *
Toby Rosenblatt (10) ..........................  255,526       1.3
Gregory H. Turnbull(11) .......................   65,000        *
C. Anthony Wainwright(12) .....................    7,250        *
Dennis Winger(13) .............................   65,000        *
Johnson & Johnson Development Corporation  ....1,422,101       7.2
 One Johnson & Johnson Plaza
 New Brunswick, NJ 08933
Travelers Group, Inc.(14) .....................4,957,893      25.0
 388 Greenwich Street
 New York, NY 10013
Officers and Directors as a group (12 persons)
 (2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)  ....2,267,129      10.6

*    Less than one percent.

(1) Assumes the exercise of all outstanding options and warrants to purchase Common Stock held by such person or group to the extent exercisable on or before June 23, 1998, and that no other person has exercised any outstanding stock options.

(2)  Includes 197,813 shares underlying presently exercisable stock options.

(3)  Includes 55,000 shares underlying presently exercisable stock options.

(4)  Consists of 80,000 shares underlying presently exercisable stock options.

(5)  Includes 557,081 shares underlying presently exercisable stock options.

(6)  Includes 136,875 shares underlying presently exercisable stock options.

(7)  Includes 283,749 shares underlying presently exercisable stock options.

(8) Includes 8,000 shares held as joint tenant with Mr. Riepenhausen's spouse and 75,000 shares underlying presently exercisable stock options.

(9)  Includes 83,750 shares underlying presently exercisable stock options.

(10) Includes 65,000 shares underlying presently exercisable stock options.

(11) Consists of 65,000 shares underlying presently exercisable stock options.

(12) Includes 6,250 shares underlying presently exercisable stock options.

(13) Consists of 65,000 shares underlying presently exercisable stock options.

(14) Based solely on information contained in a Schedule 13G dated April 8, 1998, and includes 1,599,500 shares held by Mutual Management Corporation and 3,358,393 shares held by Smith Barney, Inc.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, as well as any holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on review of such reports and certain representations furnished to it, the Company believes that during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                             EXECUTIVE COMPENSATION

   The following Summary Compensation Table shows the total compensation for fiscal years 1997, 1996 and 1995 of the chief executive officer and each of the other four most highly compensated executive officers whose salary exceeded
$100,000 in 1997.

SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                       ANNUAL       --------------
                                                    COMPENSATION         AWARDS
                                                ------------------- --------------
                                                 SALARY     BONUS       OPTIONS       ALL OTHER
           NAME AND POSITION             YEAR      ($)       ($)          (#)        COMPENSATION
--------------------------------------   ------ --------- --------- -------------- --------------
John J. Meakem, Jr.                      1997   339,635   100,000       50,000         4,569 (1)
 Chairman, President and                 1996   324,693         0            0         4,500 (1)
 Chief Executive Officer                 1995   310,962         0      150,000         4,500 (1)
Robert Albus                             1997   200,000    37,500       15,000         3,161 (1)
 Senior Vice President,                  1996   200,000         0            0         3,000 (1)
 President of OTC and Specialty          1995   200,000         0       25,000         3,082 (1)
Sergio Nacht, Ph.D.                      1997   173,962    30,000       10,000         4,533 (1)
 Senior Vice President of                1996   172,000         0       10,000         4,480 (1)
 Dermatology and Skin Care               1995   170,115         0       20,000         4,433 (1)
Michael O'Connell                        1997   211,769    56,000       40,000         4,750 (1)
 Executive Vice President, Chief         1996   195,962    10,000       40,000         4,500 (1)
 Financial and Administrative Officer    1995   182,308         0       30,000         4,500 (1)
Les Riley                                1997   211,769    56,000       40,000       169,799 (2)
 Senior Vice President,                  1996   190,769    10,000      125,000         3,249 (1)
 President of Dermatology and Skin Care  1995         0         0            0             0

------------------

(1) The stated amounts are Company matching contributions to the Advanced Polymer Systems Salary Reduction Profit Sharing Plan. In 1997, the Company made matching contributions equal to 50% of each participant's contribution during the plan year up to a maximum amount equal to the lesser of 3% of each participant's annual compensation or $4,750.

(2) This amount consists of $165,349 in relocation costs that were taxable to Mr. Riley in 1997 and $4,450 in Company matching contribution to the Advanced Polymer Systems Salary Reduction Profit Sharing Plan. See note (1) above.


   The following table sets forth certain information with respect to options granted during 1997 to the executive officers named in the Summary Compensation
Table.

STOCK OPTION GRANTS IN 1997

                                                                                  POTENTIAL
                                                                                 REALIZABLE
                                                                              VALUE AT ASSUMED
                                                                               ANNUAL RATES OF
                                                                                    STOCK
                                                                             PRICE APPRECIATION
                                                                                     FOR
                                          INDIVIDUAL GRANTS                    OPTION TERM(1)
                        --------------------------------------------------- -------------------
                          NUMBER OF
                          SECURITIES    % OF TOTAL
                          UNDERLYING     OPTIONS
                           OPTIONS      GRANTED TO    EXERCISE
                           GRANTED     EMPLOYEES IN    PRICE     EXPIRATION
          NAME              (#)(2)     FISCAL YEAR     ($/SH)       DATE      5% ($)    10% ($)
----------------------- ------------ -------------- ---------- ------------ --------- ---------
John J. Meakem, Jr.  ...   50,000          22.2        $7.375     07/08/07    231,905   587,693
Robert Albus ...........   15,000           6.7        $7.375     05/21/07     69,571   176,308
Sergio Nacht, Ph.D.  ...   10,000           4.4        $7.375     05/21/07     46,381   117,539
Michael P.J. O'Connell     40,000          17.7        $7.375     05/21/07    185,524   470,154
Les Riley ..............   40,000          17.7        $7.375     05/21/07    185,524   470,154

------------------

(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission ("SEC") and do not reflect the Company's estimate of future stock price growth.

(2) The options granted under the Company's 1992 Stock Plan typically vest over 4 years at 25% annually. Payments on exercise, including any taxes the Company is required to withhold, may be made in cash, by a full recourse promissory note or by tender of shares. Options are granted at fair market value on the date of grant.

   The following table sets forth certain information with respect to options exercised during 1997 and the value of options held at fiscal year end by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

                                                                                       VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                       OPTIONS AT 1997 YEAR-END        AT FISCAL YEAR-END(2)
                         SHARES ACQUIRED            ----------------------------- -----------------------------
                           UPON OPTION      VALUE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          NAME              EXERCISE     REALIZED(1)      (#)            (#)            ($)            ($)
----------------------- --------------- ----------- ------------- --------------- ------------- ---------------
John J. Meakem, Jr.  ...     5,000        18,125       527,081       145,833          640,879       128,645
Robert Albus ...........     0                 0       192,813        22,187          155,547        12,891
Sergio Nacht, Ph.D.  ...     0                 0       130,416        24,584          136,666        12,396
Michael P.J. O'Connell       0                 0       247,916        92,084          197,966        67,344
Les Riley ..............     0                 0        61,563       103,437           17,969        19,531

(1)  Market value of underlying securities at exercise less the exercise price.

(2) Market value of underlying securities at fiscal year-end minus the exercise price of "in-the-money" options.

   APS did not make any awards during 1997 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year, excluding options.

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

   The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing compensation policies applicable to the Company's executive officers and, pursuant to such policies, determining the compensation payable to the Company's chief executive officer and other executive officers of the Company. The committee consists of Peter Riepenhausen and Toby Rosenblatt, each of whom is a non-employee director of the Company. The following report relates to compensation payable to the Company's executive officers for the year ended December 31, 1997. C. Anthony Wainwright was elected as a member of this Committee on December 17, 1997.

COMPONENTS OF COMPENSATION

   There are three (3) components of compensation payable to the Company's executive officers; base salary, equity-based incentive compensation in the form of stock options and annual incentive compensation in the form of cash bonuses.

COMPENSATION POLICIES

   The Company's compensation policies for all employees, including executive officers, are designed to provide targeted compensation levels that are competitive with those of regional high technology companies of similar size, with whom the company must compete in the recruitment of senior personnel. The Committee also wished to tie incentive cash bonuses to the achievement of a pre-established plan and to use stock options to promote equity-ownership in the Company at levels deemed appropriate by the Committee for executive officers.
The goals of the Committee are to align compensation with the Company's objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term success of the Company. The Company does not believe that compensation payable by it will be subject to the limitations on deductibility provided under Section 162(m) of the Internal Revenue Code.

   The Committee retained the services of a compensation consulting firm to provide data regarding competitive levels of salary compensation and to provide general guidance to the Committee in evaluating executive compensation.

BASE SALARIES

   The salary component of executive compensation is based on the executive's level of responsibility for meeting the Company's objectives and performance, and comparison to similar positions in the Company and comparable companies. Base salaries for executive officers are reviewed and adjusted annually based on information regarding competitive salaries, including salary survey data provided by third parties regarding regional high technology companies. Individual increases are established by the Committee (taking into account recommendations of the chief executive officer concerning the overall effectiveness of each executive).

CASH BONUSES

   Cash bonuses for executive officers are determined under the Company's bonus plan applicable to management-level employees. This plan, adopted by the Committee, establishes both performance objectives for the Company and a target-bonus for each executive officer, which is a percentage of each executive's base salary. A percentage of the target bonus is payable only if budgeted results are achieved and the percentage of the bonus which is payable increases as the Company achieves profitability and budgeted results are exceeded.

STOCK OPTIONS

   The Company's compensation policies recognize the importance of stock ownership by senior executives and stock options are an integral part of each executive's compensation. The Committee believes that the opportunity for stock appreciation through stock options which vest over time promotes the relationship between long-term interests of executive officers and stockholders. The size of specific grants takes into account the executive officer's salary, number of options previously granted, as well as shares of Common Stock held, and the contributions to the Company's success.

COMPENSATION PAYABLE TO CHIEF EXECUTIVE OFFICER

   The 1997 salary for Mr. Meakem, the Company's chairman, president and chief executive officer, was determined principally from the terms of his employment agreement with the Company dated May 1, 1993. The Compensation Committee and Board of Directors increased the base salary of $330,000 to $345,000 effective May 1, 1997. This increase in base salary corresponds to the average percentage increase in salaries payable to all employees. Mr. Meakem is also entitled to a bonus under the bonus plan applicable to management-level employees, although his targeted bonus represents a greater percentage of base salary than for other executive officers. Consequently, the Chief Executive Officer's total compensation is more dependent on Company performance. As of April 23, 1998, Mr. Meakem holds presently exercisable options to purchase 548,747 shares and, including options, beneficially owns as of that date 752,479 shares of the Company's Common Stock.

                                        Compensation and Stock Option Committee
                                        Peter Riepenhausen
                                        Toby Rosenblatt

                                PERFORMANCE GRAPH

   The rules of the SEC require APS to include in this Proxy Statement a line graph presentation comparing cumulative five year stockholder returns, on a dividend reinvested basis, with broad based equity index and a published industry index. The Company has selected the S&P 500 Stock Index and H&Q Technology Stock Index for purposes of the comparison which appears below. The graph assumes that $100 was invested in APS stock and each index on December 31, 1992, with all dividends reinvested. Past stock performance is not necessarily indicative of future results.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                           12/92   12/93   12/94   12/95   12/96   12/97   3/98
                         ------- ------- ------- ------- ------- ------- ------
ADVANCED POLYMER SYSTEMS    100      63      52      66      91      79     103
 INC. ...................
S&P 500 .................   100     110     112     153     189     252     287
H&Q TECHNOLOGY ..........   100     117     141     211     262     307     372


                             CERTAIN TRANSACTIONS

   The Company entered into a three-year employment agreement with Mr. Meakem in May 1993. In 1995, the employment agreement was amended to extend the term for an additional three years and provide for automatic yearly extensions thereafter unless written notice of its intention not to automatically extend the agreement is given by either party. The employment agreement provides that Mr. Meakem may elect to terminate his employment within stated periods of a change in control of the Company (defined to include an acquisition of more than fifty percent of the outstanding shares of the Company) and receive an amount equal to his prior twelve months' salary and bonus, payable over the subsequent twelve month period. Mr. Meakem is entitled to receive an amount equal to twice his prior twelve months' salary and bonus if the Company should terminate his employment within stated periods of a change in control or if he elects to terminate his employment following a change in control if his position with the Company is reduced in terms of responsibility or indicia of status.

   During 1997, the Company paid to Dr. Jorge Heller and Mr. C. Anthony Wainwright, who are directors of the Company for consulting services in their fields of expertise, the respective amounts of $144,999 and $2,000, respectively. Payments for similar services in 1996 were $127,330 and $0, respectively, and in 1995 were $48,000 and $0, respectively.

   The Company has entered into agreements with Biosource Technologies, Inc. ("Biosource") of which Toby Rosenblatt is a stockholder and a former director. All agreements between APS and Biosource have been, and will continue to be, considered and approved by a vote of the disinterested directors. The agreements provide APS with worldwide rights to use and sell Biosource's biologically synthesized melanin in Microsponge(R) systems for all sun protection, cosmetic, ethical dermatology and over-the- counter skin care purposes. In return, APS is required to make annual minimum purchases of melanin, and to pay royalties on sales of melanin-Microsponge products including certain prepayments. For estimated losses on purchase commitments and related inventory, the Company accrued $0, $1,400,000 and $600,000 in 1997, 1996 and 1995 respectively. All minimum financial commitments under the current agreements have been expensed by APS.

   In 1996, APS paid Biosource the 1995 minimum purchase commitment by issuing 94,000 shares of APS common stock.

   In November 1997, Biosource filed a complaint against the Company in the San Mateo Superior Court. Biosource claims damages from the Company of an amount not less than $1,050,000, on the grounds that the Company has failed to pay certain minimum amounts allegedly due under a contract for the supply of melanin. Biosource also claims interest on that sum and costs.

   The Company has denied liability, basing its defense on the assertion that obligations under the contract have been suspended, because the expected FDA approval of the Company's melanin based product has not yet been forthcoming. The Company is vigorously defending the action, and has cross claimed for rescission of the contract and restitution of money paid thereunder, and for a declaratory judgment that it is not indebted to Biosource.

   The Company expects that the outcome of this legal proceeding will not have a material adverse effect on the consolidated financial statements in light of the amounts accrued at December 31, 1997.

                      PROPOSAL TWO--APPROVAL OF AMENDMENTS
                        TO THE COMPANY'S 1992 STOCK PLAN

   The Company's 1992 Stock Plan is intended to strengthen the Company by providing added incentive to officers, directors, employees and consultants for high levels of performance and unusual efforts to increase the earnings of the Company through the opportunity for stock ownership. Subject to stockholder approval, the Board has approved the following amendments to the 1992 Stock
Plan: (i) to increase by 750,000 shares the number of shares of Common Stock reserved for issuance under the Plan; and (ii) to provide for grants of restricted stock awards under the Plan.

   The Board of Directors believes it would be in the best interest of the Company to approve the amendment to the 1992 Plan to increase the number of shares by 750,000. The 1992 Plan, currently the only plan pursuant to which the Company grants options, has only 268,389 shares available for grant as of March 31, 1998. As a consequence, without approval of an increase in the number of shares of Common Stock reserved for issuance under the Plan, the Company anticipates it will no longer have shares available for grant after 1998. The grant of stock options has been an important component of the compensation of Company officers and other key employees and an important means of providing an opportunity for stock ownership to such personnel. In addition, the 1992 Plan includes provisions for the automatic grant of options to non-employee directors. As of March 31, 1998, directors, officers, employees and consultants held unexercised options covering 3,010,849 shares of Common Stock with an average exercise price of $6.65.

   The Board of Directors also believes that it would be in the best interest of the Company to approve the amendment to the 1992 Plan to allow grants of restricted stock awards. A restricted stock award is an award of shares of Common Stock which are subject to restrictions on transfer for a period of time specified by the Board of Directors or a committee of the Board (the
"Administrator"), which may not be less than three (3) years. The participant must pay not less than par value ($.01 per share) for all restricted stock granted. In the event the holder of restricted stock issued under the Plan ceases to be employed by (or to act as a director of or consultant to) the Company prior to the end of the Restriction

Period, all shares still subject to restriction are forfeited and repurchased by the Company for the price paid by the holder. The purpose of the amendment to the Plan permitting restricted stock awards is to provide the Company greater flexibility in providing opportunities for stock ownership, so as to help the Company attract, retain and motivate a limited number of key employees, directors and consultants.

DESCRIPTION OF THE 1992 PLAN

   The following is a general summary of the principal provisions of the 1992 Stock Plan. The 1992 Plan authorizes the granting of Incentive Stock Options ("ISOs") to employees (including employees who are officers and directors) and Nonstatutory Options ("NSOs") to officers, directors, employees and consultants to purchase authorized, but unissued shares of the Company's Common Stock.
Subject to stockholder approval, the 1992 Plan will provide for grants of restricted stock awards and the number of shares reserved for issuance under the 1992 Plan will be 4,000,000. The 1992 Plan is administered by the Administrator which determines the terms of options granted under the 1992 Plan, including the exercise price, number of shares subject to the option, whether the option is an ISO or an NSO, and the schedule pursuant to which the option shall become exercisable. No option may be granted under the 1992 Plan after March, 2002, but outstanding options may extend beyond that date.

   The 1992 Plan provides for automatic option grants to nonemployee directors of the Company. The Company does not pay any directors fees for services as a director, and uses NSOs as an alternative way to compensate nonemployee directors and to provide incentives to them through an equity interest in the Company. Under the 1992 Plan, a 10 year NSO to purchase 25,000 shares of the Company's Common Stock will be granted to each person who is neither an officer nor an employee of the Company when such person is first elected or appointed director. Each such option vests at the rate of 25% per year, so long as the individual is serving as a director, with full vesting over four years. The 1992 Plan also provides for the grant of a ten year NSO to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders of the Company held more than 12 months after a nonemployee director is first elected or appointed to the Board of Directors. These options fully vest one year after the date of grant.

   The exercise price of each option granted under the 1992 Plan must be at least equal to 100% of the fair market value of the underlying shares of Common Stock on the date of grant. The 1992 Plan provides that the maximum term of an option is ten years. With respect to any participant then owning stock possessing more than ten percent (10%) of the voting power of the Company's outstanding capital stock, the exercise price of any ISO must be at least 110% of fair market value of the underlying shares of Common Stock on the date of grant, and the term may be no longer than five years. The 1992 Plan permits the exercise of options for cash, a check, or with the approval of the Administrator, tender to the Company of shares of the Company's Common Stock owned by the optionee and having a fair market value not less than the option exercise price or delivery of full recourse promissory notes.

   The 1992 Plan limits to $100,000 the value of option stock (measured at the time of the option grant) with respect to which ISOs granted to any one employee after 1986 under any Company plan may vest in any calendar year.

   At the time an option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the optionee is required to make adequate provision for federal and state income and employment tax withholding obligations of the Company, if any, resulting from the exercise. Subject to certain limitations, an optionee may elect, subject to the terms of the 1992 Plan and the approval of the Administrator, to have shares of Common Stock issuable on exercise of the options withheld or to tender shares then owned by the optionee to provide for these taxes.

   Generally, options are exercisable not upon grant, but in cumulative increments over time, typically 25% per year over four years. Options may be exercised for thirty days after the optionee leaves the Company and, if the optionee's employment is terminated by reason of death or permanent disability, for one year after the optionee's death or disability, but in either case not beyond the original term of the option.

   In the event of a merger of the Company, sale of substantially all of its assets or similar transaction, the Administrator may, among other things, accelerate the expiration date and the exercisability of all options outstanding under the 1992 Plan.

   Under the 1992 Plan, the Administrator also may grant to participants a direct right to purchase shares by notifying the grantee of the terms, conditions and restrictions relating to the purchase right.

   Subject to stockholder approval, the 1992 Plan also provides for the grants of restricted stock awards. A restricted stock award is an award of shares of Common Stock which are subject to restrictions on transfer for a period of time specified by the Administrator (the "Restriction Period") provided, that the Restriction Period may not exceed 10 years and may not be less than three years. During the Restriction Period, the recipient of the restricted stock award may not sell, assign, transfer, pledge or otherwise encumber shares of restricted stock. Within these limits, the Administrator may provide for the lapse of such restrictions in installments, but other than in the case of acquisition of the Company, may not waive or accelerate the restrictions.

   The recipient of the restricted stock award must pay a purchase price determined by the Administrator, which shall not be less than the par value ($.01 per share) for all shares of restricted stock awarded. In the event the holder of the restricted stock ceases to be employed by (or to act as a director of or consultant to) the Company prior to the end of the Restriction Period, all shares still subject to restriction are forfeited and repurchased by the Company for the price paid by the participant. Before the Restriction Period expires, unless otherwise determined by the Administrator, cash dividends, if any with respect to the restricted stock awards will be automatically reinvested in additional restricted stock, and dividends payable in stock will be in the form of restricted stock.

   The 1992 Plan expires in March, 2002, unless terminated earlier by the Board of Directors. The Board may at any time terminate or amend the 1992 Plan, provided that without approval of stockholders there will be no increase in the total number of shares covered by the 1992 Plan. In any case, no amendment may adversely affect any then-outstanding option or unexercised portion thereof without the optionee's consent unless such amendment is required to enable the option to qualify as an ISO.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK AWARDS

   The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations thereof. Because the applicable rules are complex and because income tax consequences may vary depending upon the individual circumstances of each participant, participants should consult their personal tax advisors concerning federal, state, local and foreign income tax consequences associated with their participation in the 1992 Plan.

   ISOs granted under the 1992 Plan are intended to constitute "incentive stock options" within the meaning of the Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includible in the optionee's "alternative minimum tax income" ("AMTI"), used to calculate the "alternative minimum tax". The Option Spread is measured on the date of exercise and is generally includible in AMTI in the year of exercise.

   If an optionee holds shares which result from the exercise of an ISO for at least two years from the date the ISO was granted, and for at least one year from the date the ISO was exercised, any gain from a sale of the shares should be taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company should be entitled to a corresponding tax deduction. A gain in a Disqualifying Disposition, in excess of the amount required to be recognized as ordinary income, if any, would be a capital gain.

   An optionee is not taxed upon the grant of an NSO. Generally, the optionee will recognize as ordinary income the Option Spread on the date of exercise. The Company is entitled to a deduction equal to the amount of ordinary income recognized by an optionee who is an employee. Such income is subject to income tax withholding by the Company.

   Generally, a participant should not have taxable income upon the grant of restricted stock but would have taxable income upon the lapse of any restrictions in an amount equal to the fair market value of the restricted stock when the restrictions lapse. A participant receiving restricted stock may, however, make an election to be taxed at grant on any excess of fair market value over the amount paid, in which case the lapse of any restrictions will not be a taxable event. If shares are held at least one year after the date the optionee has taxable income from acquiring them, then upon sale of the shares the employee will have long-term capital gain or loss equal to the difference between the sale price and the fair market value of the shares of the date income is recognized.

   The following table shows the number of options granted to the named individuals and groups under the 1992 Stock Plan during 1997.

                                  PLAN BENEFITS
                                 1992 STOCK PLAN

                                                         NUMBER OF
                  NAME AND POSITION                     OPTIONS(1)
----------------------------------------------------   -----------
John J. Meakem, Jr. ................................      50,000
Chairman, President and Chief Executive Officer
Robert Albus .......................................      15,000
Senior Vice President, President of OTC and
 Specialty
Sergio Nacht, Ph.D. ................................      10,000
Senior Vice President of Dermatology and Skin Care
Michael O'Connell ..................................      40,000
Executive Vice President, Chief Financial and
 Administrative Officer ............................
Les Riley ..........................................      40,000
Senior Vice President, President of Dermatology and
 Skin Care
Executive Officers as a Group ......................     155,000
Non-Executive Director Group .......................      50,000
Non-Executive Officer Employee Group ...............      78,500
----------
(1) All options granted at fair market value on the date of the grant.

PROPOSAL

   At the Annual Meeting, stockholders will be asked to approve amendments to the Company's 1992 Stock Plan (i) to increase by 750,000 the number of shares of common stock reserved for issuance under the Plan; and (ii) to provide for grants of restricted stock awards under the Plan. Such approval will require the affirmative vote of a majority of shares present and voting at the Annual Meeting. Copies of the 1992 Plan are available by writing to the Company to the attention of Traci McCarty, Investor Relations. The Board of Directors recommends a vote "FOR" the proposal.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has acted as the Company's auditors since the Company's inception in 1983. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so. The representative of KPMG Peat Marwick LLP also will be available to respond to questions raised during the meeting.

                              FINANCIAL STATEMENTS

   The Company's annual report to stockholders for the fiscal year ended December 31, 1997, containing audited consolidated balance sheets as of the end of each of the past two fiscal years and audited consolidated statements of operations, shareholders' equity and cash flows for each of the last three fiscal years, is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

   Under the applicable rules of the Securities and Exchange Commission, a stockholder who wishes to submit a proposal for inclusion in the proxy statement of the Board of Directors for the annual meeting of stockholders to be held in the spring of 1999 must submit such proposal in writing to the Secretary of the Company at the Company's principal executive offices no later than January 19, 1999.

                                  OTHER MATTERS

   The Board knows of no other  matters  which will be  presented  to the Annual
Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this Proxy Statement will be voted in accordance with the judgment of the person or persons holding such proxy.

                                         BY ORDER OF THE BOARD OF DIRECTORS,
                                         Julian N. Stern, Secretary

Redwood City, California
May 14, 1998

 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU
      PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE
              ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

                                                                      APPENDIX A

                         ADVANCED POLYMER SYSTEMS, INC.
                                 1992 STOCK PLAN

         1. Purpose. The purpose of the Advanced Polymer Systems, Inc., 1992 Stock Plan (the "Plan") is to attract, retain and motivate directors, officers, key employees and consultants of Advanced Polymer Systems, Inc. (the "Company"), and its subsidiaries by giving them the opportunity to acquire stock ownership in the Company. Option grants under this Plan may be either incentive stock options ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options ("NSOs"), and this Plan and any options granted hereunder shall be appropriately construed to conform to such requirements. This Plan also provides for the direct sale of shares to eligible participants, and for the award of shares of restricted stock.

         2. Effective Date and Term of Plan. This Plan was adopted by the Company's Board of Directors (the "Board") and became effective on March 24, 1992. This Plan shall terminate automatically ten (10) years after its effective date unless terminated earlier by the Board under Section 12. No options, purchase rights or restricted stock awards shall be granted after termination of this Plan but all options, purchase rights or restricted stock awards granted prior to termination shall remain in effect in accordance with their terms.

         3. Number and Source of Shares Subject to the Plan. Subject to the provisions of Section 10, the total number of shares of stock with respect to which options, purchase rights or restricted stock awards may be granted under this Plan is 4,000,000 shares of Common Stock, $.01 par value, of the Company (the "Stock"). The shares covered by any terminated or expired option or purchase right or the unexercised portion thereof or any grant of restricted stock forfeited pursuant to Section 9(f) shall become available again for grant under this Plan. The shares to be issued hereunder upon exercise of an option or purchase right or the grant of a restricted stock award may consist of authorized and unissued shares or treasury shares.

         4. Administration of the Plan. The Plan shall be administered by the Board, or upon delegation by the Board, by a committee consisting of not less than two directors (in either case, the "Administrator"). So long as not otherwise required for the Plan to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company or a subsidiary as it deems proper. The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any options, purchase rights or restricted stock awards granted or shares purchased under this Plan shall be final and binding. No member of the Board shall be liable for any decision, action or omission respecting this Plan, or any options or purchase rights granted or shares issued under this Plan.

         5.  Persons  Eligible  to  Participate  in this  Plan.

              (a) ISOs may be granted under this Plan only to employees of the Company or any subsidiary of the Company, including employees who may also be officers or directors of the Company or any subsidiary. NSOs, purchase rights and restricted stock awards may be granted to employees, including employees who may also be officers or directors, directors, consultants and potential employees (in contemplation of employment) of the Company or any subsidiary. All grants shall be made by the Administrator. Determination by the Administrator as to eligibility shall be conclusive.

              (b) Notwithstanding any other provision of this Plan, Nonemployee Directors shall automatically receive grants under this Plan in accordance with this Section 5(b).

                   (i) Subject to the terms and conditions of this Plan, when any Nonemployee Director who has not previously been a member of the Board is first elected or appointed as a member of the Board, then on the effective date of such
                                       2
appointment or election the Company shall grant to such new Nonemployee Director an NSO to purchase 25,000 shares at an exercise price equal to the fair market value of such shares on the date of such option grant.

                   (ii) Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately following the annual meeting of stockholders of the Company (even if held on the same day as the meeting of stockholders) which is held more than twelve (12) months after a Nonemployee Director is first elected or appointed to the Board, commencing with the annual meeting of stockholders held in May 1992 (or, if no annual meeting is held that month or, in the case of any year after 1992, if no annual meeting is held before the last business day of July of that year, then on the last business day of July 1992 or of such other July, as the case may be), the Company shall grant to each Nonemployee Director then in office an NSO to purchase 10,000 shares at an exercise price equal to the fair market value of such shares on the date of such option grant.

                   (iii) Subject to the other provisions of this Plan, each option granted pursuant to this Section 5(b) shall be for a term of ten (10) years. Each option granted under Section 5(b)(i) shall become exercisable with respect to one-fourth of the number of shares covered by such option on the first, second, third and fourth anniversary of the date such option was granted, so that such option shall be fully exercisable beginning on such fourth anniversary of the date such option was granted. Each option granted under
Section 5(b)(ii) shall be fully exercisable beginning on the first anniversary of the date such option was granted.

         6. Grant of Options. The Administrator may, in its discretion, grant options under this Plan at any time and from time to time before the expiration of ten (10) years from the effective date of this Plan. The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of the action taken by the Administrator to grant the option (in either case, the "Grant Date"). If an ISO is approved in anticipation of employment of any employee, the Grant Date shall be the date the intended optionee is first treated as an employee of the Company or any subsidiary for payroll purposes. As soon as practicable after the Grant Date, the Company will provide the optionee a written stock option agreement in the form approved by the Administrator (the "Option Agreement"), which designates the option as an ISO or an NSO, and identifies the Grant Date, the number of shares of Stock covered by the option, the option price and the other terms and conditions of the option.

         7. Terms and Conditions of Options. Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

              (a) Exercise of Option. In order to exercise all or a portion of any option granted under this Plan, an optionee must remain as an employee (in the case of an ISO), or as an employee, officer, director or consultant (in the case of an NSO) of the Company or a subsidiary of the Company until the date on which the option or portion thereof, becomes exercisable (the "Vesting Date"). The option shall be partially exercisable on or after each Vesting Date with respect to the percentage of total shares covered by the option as set out in the Option Agreement.

              If an option (or portion thereof) is not exercised on the earliest Vesting Date on which it becomes exercisable, it may be exercised, in whole or in part, prior to its expiration date; provided, however, that no option granted under this Plan may be exercised more than ten (10) years from the Grant Date. If, at the time the Company grants an ISO, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the ISO shall not be exercisable more than five (5) years after the Grant Date.


              Notwithstanding any other provisions of this Plan, to the extent required by Section 422 of the Code, the aggregate fair market value of Common Stock first becoming exercisable by an optionee in any calendar year under all ISOs granted to the optionee together with all other incentive stock options granted to such optionee covering stock of the Company (or any company which, at the time of grant, was a parent or subsidiary of the Company) shall not exceed $100,000 (or such other amount as may be in effect from time to time). If, by their terms such ISOs and other incentive stock options, when taken together, would first become exercisable at a rate which would exceed such limit then, unless otherwise provided in the Option Agreement, the portion thereof which exceeds such limit shall be NSOs. For this purpose, value shall be the fair market value of the Common Stock when the options were granted and options shall be taken into account in the order in which they were granted.

              (b) Option Price. The option price shall be at least 100% of the fair market value of the shares covered by the option on the Grant Date, as determined in good faith by the Administrator. If, at the time the Company grants an ISO, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the option price shall be at least 110% of the fair market value of the shares covered by the ISO on the Grant Date determined in the same manner.

              (c) Method of Exercise. To the extent the right to purchase shares has accrued, an option (or portion thereof) may be exercised from time to time in accordance with its terms by written notice from the optionee to the Company stating the number of shares with respect to which the option is being exercised and accompanied by payment in full of the exercise price of the shares. Payment may be made in cash, by check or, at the absolute discretion of the Administrator, by delivery of an interest-bearing, full recourse promissory note or shares of Common Stock of the Company, endorsed in favor of the Company or accompanied by an appropriate stock power, or by a combination of the above, or any other form of consideration approved by the Administrator (including payment in accordance with any cashless exercise program permitted by applicable law, including, without limitation Regulation T promulgated by the Federal Reserve Board, as amended from time to time). Any share delivered to the Company as payment upon exercise of an option shall be valued at the fair market value on the date of exercise of the option determined in good faith by the Administrator.

              (d) Nonassignability of Option Rights. Except as determined by the Administrator in its absolute discretion, no option shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of an optionee, only the optionee may exercise an option.

              (e) Exercise After Termination or Death. If, for any reason other than permanent and total disability or death, an optionee ceases to be employed by or to serve as a consultant to or a director of the Company or a subsidiary (if such relationship forms the sole basis for the option grant), options held at the date of such termination (to the extent then exercisable) may be exercised in whole or in part at any time within thirty (30) days after the date of such termination (but in no event after the expiration date of the option as set forth in the Option Agreement). Notwithstanding, if an optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) or dies while employed by or serving as a consultant to or director of the Company or a subsidiary (or, if the optionee dies within the period that the option remains exercisable after termination of employment, consultancy or directorship), options then held (to the extent then exercisable) may be exercised by the optionee, the optionee's personal representative, or by the person to whom the option is transferred by will or the laws of descent and distribution in whole or in part, at any time within one year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the expiration date of the option as set forth in the Option Agreement).

              (f) Compliance with Securities Laws. The Company shall not be obligated to issue any shares upon exercise of an option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. The Company shall have no obligation to register the shares under the federal securities laws or to take any other steps necessary to enable the shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the option shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Stock certificates evidencing shares acquired upon exercise of options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreement evidencing the option.

         8. Purchase Rights.

              (a) Grant. The Administrator may, in its discretion, permit direct sales of Common Stock under this Plan at any time before expiration of ten (10) years from the effective date of this Plan. Shares may be issued at a price not less than the fair market value on the date of sale, payable at the option of the Administrator in cash or other lawful consideration. As soon as practicable after the grant of a purchase right, the Administrator shall advise the grantee in writing of the terms, conditions and restrictions relating to the grant, including the number of shares, the purchase price, the method of payment (which may include, in the absolute discretion of the Administrator, delivery of an interest-bearing, full recourse promissory note), the time within which the purchase right must be exercised, and the repurchase right, if any, available to the Company.

              (b) Purchase Agreement. Each sale of shares pursuant to a purchase right shall be evidenced by an agreement between the purchaser and the Company in such form and containing such terms, conditions and restrictions as are approved by the Administrator, which agreement need not be identical for different purchasers. Stock certificates evidencing shares acquired pursuant to a purchase right shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the agreement evidencing the purchase right.

         9. Restricted Stock.

              (a) Grant. The Administrator may, in its discretion, grant restricted stock awards under this Plan at any time and from time to time before the expiration of ten (10) years from the effective date of this Plan.

              (b) Restricted Stock Agreement. As soon as practicable after the grant of restricted stock, which in no event shall be later than thirty (30) days after the Grant Date of the restricted stock, the Company will provide the participant with a written restricted stock agreement in the form approved by the Administrator (the "Restricted Stock Agreement"), setting forth the terms and conditions of the grant.

              (c) Price. Participants awarded restricted stock, within fifteen (15) days of receipt of the Restricted Stock Agreement, shall pay to the Company an amount equal to the purchase price determined by the Administrator, which shall be no less than the par value of the Stock subject to the award. If such payment is not made and received by the Company by such date, the grant of restricted stock shall lapse.

              (d) Restrictions. Subject to the provisions of the Plan and the Restricted Stock Agreement, during a period set by the Administrator, commencing with, and not less than three (3) years and not exceeding ten (10) years from, the Grant Date of the restricted stock (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock. Within these limits, the Administrator may provide for the lapse of such restrictions in installments, but, subject to Section 12(e), may not accelerate or waive such restrictions.

              (e) Dividends. Unless otherwise determined by the Administrator, cash dividends with respect to shares of restricted stock shall be automatically reinvested in additional shares of restricted stock, and dividends payable in Stock shall be paid in the form of restricted stock.

              (f) Termination. Except to the extent otherwise provided in the Restricted Stock Agreement and pursuant to Section 12(e), upon termination of a participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant and shall be repurchased by the Company for an amount equal to the original purchase price.

         10. Payment of Taxes. Regardless of the form of payment, exercise of an option or the lapse of restrictions on a restricted stock award may be conditioned on payment in cash, or provision satisfactory to the Administrator for payment to the Company, of all local, state and federal withholding taxes which, in the Administrator's judgment, are payable in connection therewith.

         If and to the extent consented to by the Administrator, in its sole discretion, an eligible participant in the Plan who has exercised an option or received a restricted stock award may make an election to: (a) tender previously-owned shares of Stock; or (b) have shares of Stock to be obtained upon exercise of an option or lapse of restrictions applicable to restricted stock withheld by the Company on behalf of the optionee, to pay the amount of tax that the Administrator, in its discretion, determines is required to be withheld by the Company as a result of such exercise or lapse of restrictions.

         11. Adjustment for Changes in Capitalization. The existence of outstanding options and restricted stock awards shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to
Section 12, if the outstanding shares of the Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities with respect to which options or shares of restricted stock may be granted under this Plan, the number and kind of securities as to which outstanding options may be exercised and shares of restricted stock may be received, and the option price at which outstanding options may be exercised, may be adjusted in the sole discretion of the Administrator and without regard to any resulting tax consequences to the optionee.

         12. Dissolution, Liquidation, Merger. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but in which more than 50% of the shares of its Common Stock outstanding before the merger are held, after the merger, by holders different from those immediately prior to the merger, or a sale of over 80% of the assets of the Company, the Administrator may, in its discretion, do one or more of the following with respect to each outstanding option or each share of restricted stock upon not less than ten (10) days prior written notice to the optionee:

              (a) accelerate the vesting of such option (subject, in the case of ISOs, to the limitation set forth in Section 7(a) of this Plan);

              (b) cancel such option to the extent then exercisable upon payment in cash to the optionee of the amount by which any cash and the fair market value of any other property which the optionee would have received as consideration for the shares issuable on exercise of the option, if such option had been exercised before such liquidation, dissolution, merger, consolidation, reverse merger or sale, exceeds the exercise price thereof;

              (c) shorten the period  during  which such option is  exercisable,
provided  such  option  shall  remain  exercisable,   to  the  extent  otherwise
exercisable,  for at least ten (10) days after the date the notice is given;

              (d) arrange for new option rights or shares of restricted stock to be substituted for such option or restricted stock award, or for the Company's obligations as to such option or restricted stock award to be assumed by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation. The action described in this Section 11 may be taken without regard to any resulting tax consequences to the optionee and may differ with respect to different options; or

              (e) waive the restrictions on the shares of restricted  stock.

         13. Rights as Shareholder; Employee. An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the stock certificates representing the shares are actually delivered to the optionee. Subject to Sections 11 and 12, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered. The grant of any option or shares of restricted stock shall not, by itself, confer on any person any right or inference of continued employment by, consultancy to or membership on the Board of Directors of the Company.

         14. Disqualifying Dispositions. If Stock acquired upon exercise of an Incentive Stock Option is disposed of in a disqualifying disposition within the meaning of Section 422 of the Code, the holder of the Stock immediately prior to the disposition shall notify the Company in writing of the date and the terms of such disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled.

         15. Termination or Amendment. The Board may amend, alter or discontinue the Plan or any option grant or any restriction on restricted stock awards, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding option grant or restricted stock award without the participant's consent. No amendment, alteration or discontinuance shall require stockholder approval, except: (a) an increase in the total number of shares reserved for issuance under the Plan; (b) with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the

Code; (c) to the extent required by other applicable laws, regulations or rules; or (d) to the extent the Board otherwise concludes that stockholder approval is advisable.

         16. Parent and Subsidiary. As used in this Plan, "parent" and "subsidiary" mean any corporation in an unbroken chain of corporations which includes the Company if, at the relevant time, each of the corporations other than the last corporation in the chain owns stock possessing more than 50% of the total combined voting power of all classes of stock of one of the other corporations in the chain.

         17. Rule 16b-3. Notwithstanding any provision of the Plan, it is intended that option grants shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3. Notwithstanding the foregoing, it shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under Section 16 of the Exchange Act.

         18. Governing Law. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the Internal Revenue Code of 1986, as amended, and the laws of the State of California.

                                  Plan History

         The Board originally adopted this Plan on March 24, 1992, and the Company's shareholders approved it on May 19, 1992.

         The Plan was amended to increase the number of shares available for grant from 2,500,000 to 3,250,000 on January 11, 1996, and the Company's shareholders approved of such amendment on June 18, 1996.

         The Plan was amended to increase the number of shares available for grant from 3,250,000 to 4,000,000, and to authorize the grant of restricted stock awards, on April 1, 1998; the Company's shareholders approved such amendment on _________, 1998.

                                                                      APPENDIX B


                         ADVANCED POLYMER SYSTEMS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1998

         The undersigned hereby appoints John J. Meakem, Jr., and Julian N. Stern, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of Advanced Polymer Systems, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California at 10:00 a.m. local time on June 10, 1998, and at any adjournments or postponements of such meeting, as follows:

         The Board of Directors recommends that you vote FOR the following proposals. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

[ X ]  Please mark
       votes as in
       this example.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect as directors, to hold office until 1999 and until their successors are elected, the eight nominees listed below:

Nominees: Carl Ehmann, Jorge Heller, John J. Meakem, Jr., Peter Riepenhausen, Toby Rosenblatt, Gregory H. Turnbull, Charles Anthony Wainwright and Dennis Winger

                   [  ] FOR            [   ] WITHHELD
                        ALL                  FROM ALL
                        NOMINEES             NOMINEES

[   ] _____________________________________
      For all nominees except as noted above

2. To amend the Company's 1992 Stock Plan (i) to increase by 750,000 the number of shares of common stock reserved for issuance under the plan; and (ii) to provide for grants of restricted stock awards under the plan.

                      FOR           AGAINST        ABSTAIN
                     [   ]           [   ]          [   ]

3. In their discretion the proxyholders are authorized to transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

     MARK HERE   [   ]
   FOR ADDRESS
    CHANGE AND
  NOTE AT LEFT

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature:___________________________________  Date:________________


Signature:___________________________________  Date:________________